Exhibit 99.1

Mersana Therapeutics Announces Appointment of Tushar Misra, Ph.D., as Chief Manufacturing Officer

-     Dr. Misra to succeed Michael Kaufman, Ph.D., Chief Manufacturing Officer, who will retire in September 2021 following a planned transition period

CAMBRIDGE, Mass., August 16, 2021 -- Mersana Therapeutics, Inc. (Nasdaq: MRSN), a clinical-stage biopharmaceutical company focused on discovering and developing a pipeline of antibody-drug conjugates (ADCs) targeting cancers in areas of high unmet medical need, today announced the appointment of Tushar Misra, Ph.D., as Chief Manufacturing Officer, effective Monday, August 16, 2021. Dr. Misra replaces Michael Kaufman, Ph.D., who is retiring from Mersana after more than five years with the Company. Dr. Kaufman will remain at Mersana to ensure a smooth transition until September 10, 2021.

“Tushar is a seasoned biopharmaceutical executive with a track record in the scale up of manufacturing processes for small molecules, large-molecules and ADCs as well as the development and management of worldwide commercial supply chains. Through his career, Tushar has been involved in the development of 15 clinical stage molecules and the launch of 5 products. We are very excited to have him join the Mersana team, especially as we continue to advance the clinical development of UpRi for ovarian cancer in both the UPLIFT single-arm registrational strategy and the UPGRADE umbrella combination study and rapidly progress our pipeline of innovative ADC candidates,” said Anna Protopapas, President and CEO of Mersana. “I would like to thank Michael for his commitment to Mersana’s mission over the past five years. His contributions have been invaluable in advancing our innovative ADC candidate pipeline and building a highly experienced and productive team. I look forward to working with Michael to ensure a seamless transition of leadership and, on behalf of the entire Mersana team, I wish him all the best in his retirement.”

Tushar Misra, Ph.D., was most recently EVP, Head of Technical Development & Manufacturing at Laronde, a platform company developing a novel, engineered form of RNA. While at Laronde, he led the process development and support team for end-to-end manufacturing for preclinical and clinical research. Before that, he was SVP, Technical Operations at Wave Life Sciences. Prior to Wave Life Sciences, Dr. Misra worked at Takeda Pharmaceuticals in several positions of increasing seniority, most recently as VP & Head, Global Oncology and Biologics Operations. While at Takeda, he built world-wide manufacturing and supply chain infrastructure for the company’s biologic and oncology commercial products including ADCETRIS® (brentuximab vedotin) and ENTYVIO® (vedolizumab). Earlier in his career, he held senior executive leadership roles in Chemistry and Pharmaceutical Sciences at Sunovion Pharmaceuticals, Inc. (previously Sepracor, Inc.). Dr. Misra received his Ph.D. and M.S. in chemical engineering from the University of Rhode Island and his B.Sc. with honors from the National Institute of Technology, Rourkela, India.

“I am thrilled to join Mersana and am eager to work with Mersana’s experienced manufacturing team as we seek to advance UpRi toward commercialization and build out our maturing pipeline of innovative ADC candidates with the potential to address unmet medical needs across multiple different tumor types,” said Dr. Misra.

Dr. Kaufman commented, “It has been an honor to work with Anna and the entire Mersana team as we collectively advance our mission of discovering and developing life-changing ADCs for patients fighting cancer. I am confident that Tushar is well suited for this position and is supported by our seasoned and capable manufacturing team.”

About Mersana Therapeutics

Mersana Therapeutics is a clinical-stage biopharmaceutical company using its differentiated and proprietary ADC platforms to rapidly develop novel ADCs with optimal efficacy, safety and tolerability to meaningfully improve the lives of people fighting cancer. Mersana’s lead product candidate, upifitamab rilsodotin (UpRi), is a Dolaflexin ADC targeting NaPi2b and is being studied in UPLIFT, a single-arm registration strategy in patients with platinum-resistant ovarian cancer, as well as in UPGRADE, a Phase 1 umbrella study in combination with other ovarian cancer therapies. UpRi is also being studied in the expansion portion of a Phase 1 proof-of-concept clinical study. XMT-1592, Mersana’s second ADC product candidate targeting NaPi2b-expressing tumors, was created using Mersana’s customizable and homogeneous Dolasynthen platform and is in the dose escalation portion of a Phase 1 proof-of-concept clinical study. The Company’s early-stage programs include XMT-1660, a Dolasynthen ADC targeting B7-H4, as well as XMT-2056, a STING-agonist ADC developed using the Company’s Immunosynthen platform. In addition, multiple partners are using Mersana’s Dolaflexin platform to advance their ADC pipelines. The Company routinely posts information that may be useful to investors on the “Investors and Media” section of our website at www.mersana.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of federal securities laws. These forward-looking statements are not statements of historical facts and are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include information concerning the Company’s business strategy and the design, progression and timing of its clinical trials, the ability of the single-arm UPLIFT cohort to enable registration, and expectations regarding future clinical trial results based on data achieved to date, and the sufficiency of the Company's cash on hand. Forward-looking statements generally can be identified by terms such as “aims,” “anticipates,” “believes,” “contemplates,” “continues,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “on track,” “opportunity,” “plans,” “poised for,” “possible,” “potential,” “predicts,” “projects,” “promises to be,” “seeks,” “should,” “target,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements represent management’s beliefs and assumptions only as of the date of this press release. The Company’s operations involve risks and uncertainties, many of which are outside its control, and any one of which, or combination of which, could materially affect its results of operations and whether the forward-looking statements ultimately prove to be correct. Factors that may materially affect the Company’s results of operations and whether these forward-looking statements prove to be correct include, among other things, that preclinical testing or early clinical results may not be predictive of the results or success of ongoing or later preclinical or clinical studies, that the identification, development and testing of the Company’s product candidates and new platforms will take longer and/or cost more than planned, and that our clinical studies may not be initiated or completed on schedule, if at all, as well as those listed in the Company’s Quarterly Report on Form 10-Q filed on August 6, 2021, with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. In addition, while we expect that the COVID-19 pandemic might adversely affect the Company’s preclinical and clinical development efforts, business operations and financial results, the extent of the impact on the Company’s operations and the value of and market for the Company’s common stock will depend on future developments that are highly uncertain and cannot be predicted with confidence at this time, such as the ultimate duration of the pandemic, travel restrictions, quarantines, physical distancing and business closure requirements in the U.S. and in other countries, and the effectiveness of actions taken globally to contain and treat the disease. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contact:

Investor & Media Contact
Sarah Carmody, 617-844-8577
scarmody@mersana.com